                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Fidelity National Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          FIDELITY NATIONAL CORPORATION
                               3490 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 15, 1999

         The Annual Meeting of Shareholders of Fidelity National Corporation ("Fidelity") will be held on Thursday, April 15, 1999, at 3:00 P.M. at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, for the purposes of considering and voting upon:

         1. The election of eleven directors to constitute the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified.

         2. Such other matters as may properly come before the meeting or any adjournment thereof.

         Only holders of Common Stock and Preferred Stock of record at the close of business on February 28, 1999, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented and voted at the meeting. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

         Also enclosed is a copy of Fidelity's 1998 Annual Report to Shareholders.

                                        By Order of the Board of Directors,

                                        /s/ Martha C. Fleming
                                        -----------------------------------
                                        Martha C. Fleming
                                        Secretary

March 15, 1999

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                          FIDELITY NATIONAL CORPORATION
                               3490 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305

                                 PROXY STATEMENT

         This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Fidelity National Corporation ("Fidelity") for use at the Annual Meeting of Shareholders ("Meeting") to be held at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, on April 15, 1999, at 3:00 P.M. and any adjournment thereof. The purposes of the Meeting are set forth in the accompanying Notice of the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on March 15, 1999.

         The record date of holders of Common Stock and Preferred Stock entitled to vote at the Meeting was taken as of the close of business on February 28, 1999. On that date, Fidelity had outstanding and entitled to vote 8,136,933 shares of Common Stock, no par value, with each share entitled to one vote and 984,000 shares of Preferred Stock with each share entitled to .86926 of a vote, or a total of 855,352 votes.

         A Proxy given pursuant to this solicitation may be revoked by the holder of the capital stock who attends the Meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of Fidelity. If the Proxy is properly completed and returned by the holder of the capital stock and is not revoked, it will be voted at the Meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted "FOR" all of the nominees for director named herein and upon such other matters as may properly come before the Meeting or any adjournment thereof in accordance with the best judgment of the holders of the Proxy.

         The presence of a majority of the votes entitled to be cast at the Meeting represented in person or by proxy at the Meeting will constitute a quorum. The eleven nominees receiving the highest vote totals will be elected as directors of Fidelity. All other matters will be decided by the affirmative vote of the majority of the votes entitled to be cast present or represented at the Meeting.

         Abstentions, withheld votes and broker non-votes will be included in the calculation of the number of votes represented in person or by proxy at the Meeting in determining whether the quorum requirement is satisfied, but will not be counted as votes cast for any matter to be voted upon. Broker "non-votes" occur when a broker holding shares of capital stock for a beneficial owner votes on one matter pursuant to the broker's discretionary authority or pursuant to instructions from the beneficial owner, but does not vote on another matter for the reason that the broker does not have discretionary authority to vote such shares on such other matter and has not received voting instructions from the beneficial owner. Broker non-votes will not affect the votes required to elect the directors, which is the only matter known to management which will be presented at the Meeting.

         The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by Fidelity. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Common Stock and Preferred Stock and normal handling charges may be paid for such forwarding service. In addition, directors, officers and other employees of Fidelity, who will not be additionally compensated therefor, may solicit proxies in person or by telephone.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth as of February 28, 1999, beneficial ownership of Fidelity's capital stock by (i) each person known to be the beneficial owner of more than 5% of the voting securities of Fidelity, (ii) each director, (iii) the four most highly compensated executive officers, and (iv) all directors and executive officers as a group.

      NAME                                       NUMBER OF SHARES               PERCENT OF CLASS
OF BENEFICIAL OWNER                              OWNED BENEFICIALLY             OUTSTANDING
-------------------                              ------------------             ----------------
James B. Miller, Jr.                                   2,715,545  (1)                 30.2%
David R. Bockel                                            1,500                        *
Dr. Edward G. Bowen                                       11,000  (2)                   *
Kevin S. King                                              4,000  (3)                   *
Larry D. Peterson                                         25,000  (4)                   *
Robert J. Rutland                                        148,764  (5)                  1.7%
W. Clyde Shepherd, Jr.                                   125,322                       1.4%
Gordon M. Sherman                                        175,652  (6)                  2.0%
R. Phillip Shinall, III                                    8,887  (7)                   *
Rankin Smith, Jr.                                         17,474  (8)                   *
Felker W. Ward, Jr.                                        7,920                        *
M. Howard Griffith, Jr.                                    9,954  (9)                   *
H. Palmer Proctor, Jr.                                     2,041                        *
All directors and executive officers
as a group (13 persons)                                3,253,059 (10)                 36.2%

(1) Includes 295,850 shares held by Fidelity National Bank ("Bank") as trustee under five trusts for Mr. Miller's children and 180,433 shares held by BAC Properties, a partnership of which Mr. Miller and his wife own 40%. Also includes 34,770 shares of Common Stock issuable upon conversion of shares of Preferred Stock and 51,726 shares of Common Stock owned by his spouse and 32,020 shares of Common Stock that Mr. Miller has the right to acquire pursuant to outstanding stock options. Mr. Miller's business address is 3490 Piedmont Road, Atlanta, Georgia 30305.
(2) Includes 10,560 shares of Common Stock held by Dr. Bowen as trustee for Target Benefit Plan.
(3)      Includes 4,000 shares of Common Stock owned by Mr. King's wife.
(4) Includes 20,000 shares of Common Stock that Mr. Peterson has the right to acquire pursuant to out-standing stock options.
(5) Includes 6,000 shares of Common Stock held by Mr. Rutland as trustee for his children and 7,920 shares held by a family foundation.
(6) Includes 200 shares of Common Stock owned by Mr. Sherman's wife, and 173,852 shares of Common Stock issuable upon conversion of shares of Preferred Stock.
(7)      Includes 1,232 shares of Common Stock owned by Mr. Shinall's wife.
(8) Includes 298 shares of Common Stock owned by Mr. Smith's wife and 4,000 shares held by Mr. Smith as custodian for a child. Also includes 7,823, 1,390 and 2,607 shares of Common Stock issuable upon conversion of shares of Preferred Stock owned by Mr. Smith, his spouse and Mr. Smith as custodian for family members, respectively.
(9) Includes 6,954 shares of Common Stock issuable upon conversion of shares of Preferred Stock.
(10) Includes 227,396 shares of Common Stock issuable upon conversion of shares of Preferred Stock and 52,020 shares of Common Stock that the beneficial owner has the right to acquire pursuant to outstanding stock options.
*        Less than one percent.

ITEM 1 - NOMINATION AND ELECTION OF DIRECTORS

         The number of directors is currently set at eleven by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or of the shareholders, but no decrease shall have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next annual meeting of shareholders and until their successors are elected and qualified.

         In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee unless the Board of Directors or shareholders by resolution provide for a lesser number of directors, but in no event will the Proxy be voted for more than eleven nominees. Management has no reason to believe that any nominee will not serve if elected. All the nominees are currently directors of Fidelity.

                     INFORMATION ABOUT NOMINEES FOR DIRECTOR

         The following information as of February 28, 1999, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been engaged in his present principal employment, in the same position, for more than five years.

                                          Year      Business Experience During  Past
Name                            Age       Elected   Five Years And Other Information
----                            ---       -------   --------------------------------
James B. Miller, Jr. (3)        58        1979      Chairman of the Board,  President and Chief
                                                    Executive Officer of Fidelity since 1979.
                                                    A director of the Bank since 1976; President
                                                    and Chief Executive Officer of the Bank from 1977
                                                    to 1997; and Chairman of the Bank since 1998.
                                                    Chairman of the Boards of Fidelity National
                                                    Mortgage Corporation ("Fidelity Mortgage") and
                                                    Fidelity National Capital Investors, Inc. ("Fidelity
                                                    Capital").
David R. Bockel                 54        1997      President of Bockel & Company, an advertising
                                                    agency in Atlanta, Georgia,  since 1977. He is
                                                    also a Major General, U.S. Army Reserve.  A
                                                    director of the Bank since 1997.
Dr. Edward G. Bowen             63        1989      Gynecologist and obstetrician in Atlanta, Georgia.
                                                    A director of the Bank since 1989.
Kevin S. King                   51        1998      Partner in the law firm of King & Carragher,
                                                    Atlanta, Georgia.  A director of the Bank since
                                                    1998.
Larry D. Peterson               50        1997      Director, President and Chief Executive Officer of
                                                    the Bank, and Vice President of Fidelity since
                                                    1997.  Senior Vice President and Senior Segment
                                                    Manager of KeyCorp. from 1995 to 1997.
                                                    President, Central Indiana Region of Society
                                                    National Bank from 1992 to 1995.


Robert J. Rutland (2) (3)       57         1979    Chairman and Chief Executive Officer of Allied
                                                   Holdings, Inc., ("Allied") a transportation company
                                                   located in Decatur, Georgia, since 1995. President
                                                   and Chief Executive Officer of Allied from 1986 to 1995.
                                                   A director of the Bank since 1974.

W. Clyde Shepherd, Jr. (2) (3)  84         1979    Secretary/Treasurer of Shepherd Construction
                                                   Company, a general contracting company located in
                                                   Atlanta, Georgia.  A director of the Bank from 1974
                                                   to 1998 and Chairman of the Board of Directors of
                                                   the Bank from 1989 to 1998.

Gordon M. Sherman (1) (2)       66         1997    Retired December 31, 1998, from his position as
                                                   Regional Commissioner of the Social Security
                                                   Administration for eight southeastern states. A
                                                   director of the Bank since 1997.

R. Phillip Shinall, III (1) (2) 52         1979    Partner in the law firm of Holland & Knight LLP,
                                                   Atlanta, Georgia, since 1997.  Partner in the law
                                                   firm of Glass,  McCullough, Sherrill & Harrold, LLP
                                                   from 1988 to 1997.  A director of the Bank since 1979.

Rankin Smith, Jr.               51         1987    Advisor to the Atlanta Falcons football team.  A
                                                   director of the Bank since 1987.

Felker W. Ward, Jr. (1)         65         1996    Chairman of Pinnacle Investment Advisors, Inc., an
                                                   investment advisory firm, since 1991. A director of AGL
                                                   Resources, Inc., a natural gas distributing
                                                   utility; Abrams Industries, Inc., a construction and
                                                   property management company and a manufacturer of fixtures, and Shoney's, Inc. A director of the Bank since 1996.

--------------------------
(1) Member of the Audit Committee of the Board of Directors
(2) Member of the Compensation Committee of the Board of Directors
(3) Member of the Executive Committee of the Board of Directors

         There are no family relationships between any director, executive officer or nominee for director of Fidelity or any of its subsidiaries except that W. Clyde Shepherd, III, a director of the Bank and Fidelity Capital, is the son of W. Clyde Shepherd, Jr., a director of Fidelity; Karina Miller, a director of Fidelity Capital, is the spouse of James B. Miller, Jr., Chairman of the Board, President and Chief Executive Officer.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Mr. King inadvertently filed late the Form 3, initial statement of beneficial ownership of securities, with the Securities and Exchange Commission.

         Mr. Bockel inadvertently filed late a Form 4, statement of changes in beneficial ownership of securities, reporting a single transaction with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual and other compensation paid by Fidelity and its subsidiaries to James B. Miller, Jr., Larry D. Peterson, M. Howard Griffith, Jr. and H. Palmer Proctor, Jr., the only executive officers of Fidelity whose salary and bonus was $100,000 or more for 1998.

                           SUMMARY COMPENSATION TABLE

       Name and                                                                       All Other
       Principal Position             Year              Salary      Bonus          Compensation
       ------------------             ----              ------      -----          ------------
       James B. Miller, Jr.           1998            $300,000        -             $44,469 (1)
          Chairman of the Board       1997             600,000        -              49,756 (1)
          President and Chief         1996             600,000        -              44,529 (1)
          Executive Officer

       Larry D. Peterson              1998             300,000        -               3,950 (2)
          President and Chief         1997              88,654     50,000             1,172 (2)
          Executive Officer, FNB

       M. Howard Griffith, Jr.        1998             120,050        -               1,080 (3)
          Chief Financial Officer     1997             118,750        -               1,080 (3)
                                      1996              90,000        -               1,010 (3)

       H. Palmer Proctor, Jr.         1998             100,100        -              45,041 (4)
          Vice President              1997             100,010        -               3,410 (4)
                                      1996              94,000     10,000             3,513 (4)

-------------------------
(1) Includes Fidelity's contributions of $900, $1,074, and $1,350 to Mr. Miller's account in the tax-qualified savings plan ("401(k) Plan") for 1998, 1997, and 1996, respectively, and $39,582 paid by Fidelity for life insurance premiums for Mr. Miller for each of the three years ended December 31, 1998, under a split-dollar insurance benefit plan. Upon the termination of the plan, Fidelity will receive from the proceeds of the life insurance policy equal to the insurance premiums paid by it.
(2) Mr. Peterson's employment commenced on September 15, 1997. Includes Fidelity's contributions of $675 and $1,172 to Mr. Peterson's account in the 401(k) Plan for 1998 and 1997, respectively.
(3) Includes Fidelity's contributions of $1,080, $1,080, and $846 to Mr. Griffith's account in the 401(k) Plan for 1998, 1997, and 1996, respectively.
(4) Includes Fidelity's contributions of $901, $900, and $846 to Mr. Proctor's account in the 401(k) Plan for 1998, 1997, and 1996, respectively, and $40,544 paid for initiation and annual fees for a club in 1998.

EMPLOYMENT AGREEMENTS

         Fidelity has entered into employment agreements with James B. Miller, Jr. and Larry D. Peterson. The employment agreement with Mr. Miller is for a three-year period commencing on January 1, 1998. It provides for an annual base salary of $300,000 and annual incentive compensation of up to $400,000 based upon the attainment of certain net income targets.

         The employment agreement with Mr. Peterson is for a three-year period commencing on September 15, 1997. It provides for an annual base salary of $300,000. Also, Fidelity provided Mr. Peterson $1 million of term life insurance and a disability insurance policy which will provide disability benefits at the annual rate of $210,000.

         The employment agreements with Messrs. Miller and Peterson each provide that if the executive terminates his employment or if his employment is terminated by Fidelity for cause, such executive is subject to a non-compete provision for a period of one year.

         The following table sets forth, with respect to the Executive Officers named in the compensation table, information concerning any exercise of stock options and all unexercised stock options held as of December 31, 1998.

               AGGREGATE STOCK OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 1998, AND YEAR-END STOCK OPTION VALUES

                                        Value Realized
                         Number of       ($)(Market
                          Shares       Price at Time of        Number  of                Value of Unexercised
                         Acquired       Exercise less       Unexercised Stock             In-the-Money Stock
      Name              on Exercise    Exercise Price)     Options at Year-End          Options at Year-End  (1)
------------------------------------------------------------------------------------------------------------------
                                                         Exercisable  Unexercisable   Exercisable    Unexercisable
                                                         -----------  -------------   -----------    -------------
James B. Miller, Jr          -               -             32,020        117,980        $48,030        $176,970

Larry D. Peterson            -               -             20,000         80,000        $30,000        $120,000

--------
(1) The average of the high and low value of a share of Common Stock of Fidelity on December 31, 1998, was $10.50.

                                   401(K) PLAN

         Fidelity has adopted a tax-qualified savings plan which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 ("Code"). Employees may elect to contribute to the 401(k) Plan through payroll deductions up to the statutory limitation and may direct the investment of their accounts into various investment funds. Under Section 401(k) of the Code, the employee's contributions to the 401(k) Plan are not taxable to the employee until such amounts are distributed to the employee. Fidelity pays the administrative expenses of the 401(k) Plan and makes voluntary contributions from time to time which are allocated to each eligible employee's account as required by the Code. Fidelity's voluntary contributions become fully vested at the earlier of six years of service or at normal retirement age.

                            COMPENSATION OF DIRECTORS

         During 1998, each non-employee director of Fidelity was paid $1,000 for each Board of Directors' meeting attended and $250 for committee meetings attended on a day which was not a regularly scheduled Board meeting date. Directors who are employees do not receive a fee for attending Board or committee meetings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee ("Committee") are W. Clyde Shepherd, Jr., Chairman, Robert J. Rutland, R. Phillip Shinall, III and Gordon
M. Sherman. No member of the Committee is an employee of Fidelity or any subsidiary.

         During 1998, the Bank had two office space leases with Allied Holdings, Inc., of which Mr. Rutland is Chief Executive Officer. Mr. Rutland is a director and member of the Compensation and Executive Committees of Fidelity. Under one lease, the Bank leased through December 31, 1998, approximately 30,000 square feet. Under the second lease, which expires December 31, 2003, the Bank leases approximately 5,000 square feet for a bank branch. Both leases were at an average annual rate of approximately $17 per square foot, subject to a pro rata increase for any increase in taxes, insurance, utilities, or maintenance. The Bank also leases space from a corporation of which Mr. Shepherd, a director and member of the Compensation and Executive Committees, is the majority shareholder. The Bank leases approximately 2,200 square feet at an average annual rate of approximately $11 per square foot subject to a pro rata increase for increases in taxes and insurance. The lease agreements were made substantially on the same terms as those prevailing at the time for comparable leases for similar facilities.

         Mr. Shinall is a partner in the law firm of Holland & Knight LLP, Atlanta, Georgia. Holland & Knight LLP provided legal services to Fidelity in 1998.

         The Bank, Fidelity Mortgage and Fidelity Capital have had, and expect to have in the future, banking and other business transactions in the ordinary course of business with directors (including members of the Committee) and officers of Fidelity and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risks of collectibility, nor present other unfavorable features. As of December 31, 1998, the Bank and Fidelity Mortgage had direct or indirect loans outstanding to officers and directors and their affiliates aggregating approximately $5.5 million.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission ("SEC"), Fidelity is required to provide certain information with respect to compensation provided to the Chairman of the Board, President and Chief Executive Officer ("CEO") of Fidelity and to the other executive officers.

         The Compensation Committee is responsible for evaluating the remuneration of executives of Fidelity to provide competitive levels of compensation which take into account the annual and long-term performance goals, whether there has been above average corporate performance, the levels of an individual's initiative, responsibility and achievements, and the need of Fidelity to attract and retain well trained and highly motivated executives. The Committee fixes the compensation of the CEO and generally reviews the compensation of the other executive officers. All decisions by the Committee relating to the compensation of the CEO are reviewed by the full Board of Directors.

         Executive officers' overall compensation is intended to be consistent with the compensation paid to executives of financial institutions and of other companies similar in size, complexity, and character to Fidelity, provided that Fidelity's performance warrants the compensation being paid.

         Fidelity entered into a three-year employment agreement with Mr. Miller effective January 1, 1998. The employment agreement provides for an annual base salary of $300,000 and annual incentive compensation based on a target consolidated income of Fidelity before taxes and the incentive compensation. The incentive compensation in any year cannot exceed $400,000. Because the minimum targeted 1998 consolidated income of Fidelity was not reached, no incentive compensation was paid to Mr. Miller for 1998.

         Compensation paid to the executive officers of Fidelity in 1998, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, matching contributions paid with respect to the 401(k) Plan and certain perquisites. In addition, Fidelity has adopted certain broad-based employee benefit plans in which executive, and other officers together with employees, have the option to participate. Benefits under these plans generally are not directly or indirectly tied to Fidelity's performance, except that contributions by Fidelity to the 401(k) Plan are voluntary, at the election of the Board of Directors. In light of the level of earnings of Fidelity in 1998, no bonuses were granted to the executive officers for 1998 performance.

         The Chief Executive Officer establishes and administers the compensation of all other executive officers.

                             COMPENSATION COMMITTEE
                             W. Clyde Shepherd, Jr., Chairman
                             Robert J. Rutland
                             Gordon M. Sherman
                             R. Phillip Shinall, III

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative shareholder return on Fidelity's Common Stock with the cumulative Total Return on The NASDAQ Stock Market (U.S. Companies) index and the NASDAQ Bank Stocks index for the period commencing on October 31, 1994, the date Fidelity's Common Stock began trading on The NASDAQ Stock Market under the symbol LION.

         The graph assumes $100 invested on October 31, 1994, in the Common Stock of Fidelity and in each of the two indexes. The comparison assumes that all dividends are reinvested.

              COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FIDELITY,
             THE NASDAQ STOCK MARKET (U.S.) AND NASDAQ BANK STOCKS.


                                                       [PERFORMANCE GRAPH]

                                                          PERIOD ENDING
                                   ----------------------------------------------------------------
INDEX                              10/31/94    12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
---------------------------------------------------------------------------------------------------
FIDELITY NATIONAL CORPORATION       100.00      84.43      152.68     126.11      95.22     111.07
NASDAQ - TOTAL US                   100.00      96.95      137.13     168.63     206.87     290.81
NASDAQ BANK INDEX                   100.00      95.27      141.88     187.33     313.65     310.67

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 1998, the Board of Directors held nine meetings. Each of the directors attended approximately seventy-five percent (75%) of the aggregate meetings of the Board of Directors and the committees on which the director served. Fidelity does not have a nominating committee. All nominees for the Board of Directors are nominated by the entire Board of Directors.

         Audit Committee. The primary functions of Fidelity's Audit Committee are to see that an audit program is in place to protect the assets of Fidelity, assure that adequate internal controls exist and recommend the independent auditors for appointment by the Board of Directors. During 1998, the Audit Committee held ten meetings.

         Compensation Committee. The primary functions of the Compensation Committee are to evaluate and administer the compensation of the Chief Executive Officer and to review the general compensation programs of Fidelity. During 1998, the Compensation Committee held one meeting.

         Executive Committee. The Executive Committee is authorized to exercise any and all the powers of the Board of Directors in the management of the business and affairs of Fidelity except where specific power is limited to the Board of Directors by the Bylaws or by applicable law. During 1998, the Executive Committee held five meetings.

                                    AUDITORS

         Ernst & Young LLP audited the financial statements of Fidelity for 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 2000 Annual Meeting must be received by Fidelity addressed to the President at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, by November 15, 1999, in order to be eligible for inclusion in the Proxy Statement and Proxy for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         Management knows of no matters, other than those stated above, that are to be brought before the Meeting. If any other matter should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of Fidelity.

                                         By Order of the Board of  Directors,


                                         /s/ Martha C. Fleming
                                         -------------------------------
                                         Martha C. Fleming
                                         Secretary

March 15, 1999

                          FIDELITY NATIONAL CORPORATION
         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1999
                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Gordon M. Sherman and R. Phillip Shinall, III, or either of them, with power of substitution to each, the proxies of the undersigned to vote all of the shares of Common Stock and Preferred Stock owned of record by the undersigned at the Annual Meeting of Shareholders of Fidelity National Corporation to be held on April 15, 1999, or any adjournment thereof as herein specified and in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

Item 1.  ELECTION OF DIRECTORS     [ ] FOR all nominees  [ ] WITHHOLD AUTHORITY
                                                             for all nominees
         NOMINEES: James B. Miller, Jr.; David R. Bockel; Dr. Edward G. Bowen; Kevin S. King; Larry D. Peterson; Robert J. Rutland; W. Clyde Shepherd, Jr.; Gordon M. Sherman; R. Phillip Shinall, III; Rankin Smith, Jr.; Felker W. Ward, Jr.
         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

         ---------------------------------------------

THIS PROXY WILL BE VOTED "FOR" ITEM 1 UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED.

Please sign this Proxy exactly as name appears on the Proxy:

------------------------------------------------

Date:                                       , 1999
     ---------------------------------------
Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such.